                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2007
                                       OF
                            GEORGIA GULF CORPORATION

    As set forth in the prospectus dated April 24, 2000 (the "Prospectus"), of Georgia Gulf Corporation and in the related letter of transmittal, this form or one substantially similar must be used to accept Georgia Gulf's offer to exchange all of its outstanding 10 3/8% Senior Subordinated Notes due 2007 (the "Outstanding Notes") for its 10 3/8 Senior Subordinated Notes due 2007, which have been registered under the Securities Act of 1933, if certificates for the Outstanding Notes are not immediately available or if the Outstanding Notes, the letter of transmittal or any other required documents cannot be delivered to the exchange agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined below). This form may be delivered by an "Eligible Institution" by hand or transmitted by facsimile transmission, overnight courier or mail to the exchange agent as indicated below.

 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 25, 2000, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

                                  DELIVER TO:
                                 SUNTRUST BANK
                                 EXCHANGE AGENT

    BY REGISTERED OR        BY HAND OR OVERNIGHT     FACSIMILE TRANSMISSION
    CERTIFIED MAIL:              DELIVERY:                   NUMBER
     SunTrust Bank             SunTrust Bank             (FOR ELIGIBLE
     25 Park Place             25 Park Place          INSTITUTIONS ONLY):
      24(th) Floor              24(th) Floor             (404) 588-7335
 Atlanta, Georgia 30303    Atlanta, Georgia 30303      CONFIRM RECEIPT OF
                                                           FACSIMILE
                                                         BY TELEPHONE:
                                                         (404) 588-7296

    Delivery of this notice to an address, or transmission of instructions via a facsimile, other than as set forth above does not constitute a valid delivery.

    This form is not to be used to guarantee signatures. If a signature on the letter of transmittal to be used to tender Outstanding Notes is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the letter of transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Georgia Gulf Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the letter of transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, Outstanding Notes pursuant to the guaranteed delivery procedures set forth in Instruction 1 of the letter of transmittal.

    The undersigned understands that tenders of Outstanding Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Outstanding Notes pursuant to the Exchange Offer may be withdrawn only in accordance with the procedures set forth in "The Exchange Offer--Withdrawal of Tenders" section of the Prospectus.

    All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

            NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s). for Outstanding Notes (if   Principal Amount of Outstanding Notes
available)

--------------------------------------------   --------------------------------------------
Principal Amount of Outstanding Notes          Signature(s)
Tendered

--------------------------------------------   --------------------------------------------
Dated:                                         If Outstanding Notes will be delivered by
                                               book-entry transfer at the Depository Trust
                                               Company, Depository Account No.:

--------------------------------------------   --------------------------------------------

    This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Outstanding Notes exactly as its (their) name(s) appear on certificates of Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                                PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s)                         -----------------------------------------------------------

                                -----------------------------------------------------------
Capacity:                       -----------------------------------------------------------

                                -----------------------------------------------------------
Address(es):                    -----------------------------------------------------------

                                -----------------------------------------------------------
Area Code and Telephone No.:    -----------------------------------------------------------

                                -----------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

 The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (the "Exchange Act"), hereby:

     (a) represents that the above named person(s) "own(s)" the Outstanding Notes to be tendered within the meaning of Rule 14e-4 under the Exchange Act;

     (b) represents that such tender of Outstanding Notes complies with Rule 14e-4 under the Exchange Act; and

     (c) guarantees that delivery to the exchange agent of certificates for the Outstanding Notes to be tendered, in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the exchange agent's account at the Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed (or manually signed facsimile) letter of transmittal with any required signatures, or an Agent's Message, in the case of a book-entry transfer, and any other required documents, will be received by the exchange agent at one of its addresses set forth above within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

     I HEREBY ACKNOWLEDGE THAT I MUST DELIVER THE LETTER OF TRANSMITTAL AND OUTSTANDING NOTES TO BE TENDERED TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO ME.

                Name of Firm                                   Authorized Signature

                  Address                                             Title

                  Zip Code                         Name:
                                                              (Please Type or Print)

Area Code and Telephone No.                        Dated:

    NOTE: DO NOT SEND OUTSTANDING NOTES WITH THIS FORM; OUTSTANDING NOTES SHOULD
          BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3